Exhibit 99.1

KARTOON CHANNEL! LAUNCHES ON PLUTO TV

Kartoon Channel! Launches on October 5th with Hit Shows, Including

Stan Lee’s Superhero Kindergarten, Rainbow Rangers, Pac-Man, and More

BEVERLY HILLS, Calif., October 5, 2021 – Genius Brands International, Inc. (“Genius Brands” or the “Company”) (Nasdaq: GNUS), today announced a deal with Pluto TV, a ViacomCBS Company (Nasdaq: VIAC) and the leading free streaming television service, to stream a branded Kartoon Channel! beginning October 5th, significantly expanding its footprint.

Pluto TV’s millions of users will now have access to Kartoon Channel!’s program line-up, including Genius Brands’ slate of original series--Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger; the new fast-paced trivia original gameshow series for kids, KC! Pop Quiz (starting October 12), hosted by Nickelodeon star, Casey Simpson; the upcoming Shaq’s Garage, starring Shaquille O’Neal and Rob Gronkowski—as well as classics such as Baby Genius, Pac-Man and much more!

“This deal with Pluto TV provides us with an amazing opportunity to significantly expand the brand footprint to a broad audience across the U.S., as well as to build our advertiser base with best in class partners,” commented Harold Chizick President of Content Sales, Marketing and Consumer Products, Genius Brands. “We have a longstanding relationship with ViacomCBS, starting with the launch of Rainbow Rangers on Nick Jr., and we are looking forward to this next endeavor with Pluto TV.”

“We are thrilled to bring Kartoon Channel! to the Pluto TV audience. Their mission of providing quality ‘content with a purpose’ to kids of all ages and their families is a perfect complement to our diverse range of programming as we look to further broaden Pluto TV’s content offering,” states Amy Kuessner, Senior Vice President of Content Strategy & Global Partnerships, ViacomCBS Streaming.

About Kartoon Channel!

Available everywhere and anywhere kids are today, Genius Brands International’s digital network, Kartoon Channel! is a family entertainment destination that delivers enduring childhood moments of humor, adventure, and discovery.

Delivering 1000’s of episodes of carefully curated free family-friendly content, the channel features animated classics for little kids, including The Wubbulous World of Dr. Seuss, Babar, Mello Dees, Super Simple Songs, and Baby Genius, as well as hit content for bigger kids, such as Pac-Man, Angry Birds, and Yu-Gi-Oh!, to original programming like Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, KC! Pop Quiz coming soon, and Shaq’s Garage, starring Shaquille O’Neal for 2022. Kartoon Channel! also offers STEM-based content through its Kartoon Classroom!, including Baby Einstein, and more.

Kartoon Channel! delivers positive and purposeful content across multiple platforms, including Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Android TV, Android Mobile, Google Play, Xumo, Roku, Tubi, Samsung Smart TVs, and LGTVs.

Kartoon Channel! can also be streamed on TVs and mobiles device by downloading the app, or on desktops by visiting www.kartoonchannel.com

1

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s ‘content with a purpose’ portfolio includes Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal, coming to Kartoon Channel! in 2022; Rainbow Rangers on Kartoon Channel! and Netflix; Llama Llama, starring Jennifer Garner, on Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! and Kartoon Classroom! are available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple i0s, Android TV, Android Mobil, Google Play, Xumo, Roku, Tubi, KartoonChannel.com, Samsung Smart TVs and LG TVs. For additional information, please visit www.gnusbrands.com.

About Pluto TV

Pluto TV, a ViacomCBS Company, is the leading free streaming television service delivering hundreds of live linear channels and thousands of titles on-demand to a global audience of over 52 million monthly active users. The Emmy ® award winning service curates a diverse lineup of channels, in partnership with nearly 400 international media companies, offering a wide array of genres, languages and categories featuring movies, television series, sports, news, lifestyle, kids and much more. Pluto TV can be easily accessed and streamed across mobile, web and connected TV devices. Headquartered in Los Angeles, Pluto TV’s growing international footprint extends across three continents and 25 countries.

# # #

Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

2